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                                                                    EXHIBIT 12.1


                              Pathmark Stores, Inc.
            Computation of Ratio of Earnings (Loss) to Fixed Charges
                          (in thousands, except ratios)

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

                                                                       Successor Company
                                                                 ---------------------------
                                                                     39 Weeks      20 Weeks
                                                                      Ended         Ended
                                                                   November 3,   February 3,
                                                                       2001          2001
                                                                 ------------- -------------
Loss from continuing operations before income taxes and
  extraordinary items.........................................   $  (172,869)  $    (62,851)
                                                                 ------------- -------------
Fixed charges:
   Interest expense...........................................        49,998         28,294
   Amortization of deferred financing costs...................         1,688            883
   Interest portion of rental expense.........................         9,699          4,521
                                                                 ------------- -------------
     Total fixed charges......................................        61,385         33,698
                                                                 ------------- -------------
Earnings (loss), as adjusted..................................   $  (111,484)  $    (29,153)
                                                                 ============= =============

Deficiency in earnings available to cover fixed charges.......   $  (172,869)  $   (62,851)
                                                                 ============= =============


                                                                                         Predecessor Company
                                                                ------------------------------------------------------------------
                                                                   33 Weeks     52 Weeks      52 Weeks     52 Weeks     52 Weeks
                                                                    Ended         Ended         Ended       Ended         Ended
                                                                September 16,   January 29,    January    January 31,  February 1,
                                                                     2000          2000       30, 1999       1998          1997
                                                                -------------  -----------  -----------   -----------  -----------
Loss from continuing operations before income taxes and
  extraordinary items.........................................    $  (37,963)  $  (29,792)  $   (28,062)  $ (47,271)   $  (36,859)
                                                                  ----------   ----------   -----------   ---------    ----------
Fixed charges:
   Interest expense...........................................        96,846      159,361       157,898     161,214       156,677
   Amortization of deferred financing costs...................         2,568        4,441         4,159       5,542         7,426
   Interest portion of rental expense.........................         8,660       13,038        12,627      12,131        10,973
                                                                  ----------   ----------   -----------   ---------    ----------
     Total fixed charges......................................       108,074      176,840       174,684     178,887       175,076
                                                                  ----------   ----------   -----------   ---------    ----------
Earnings (loss), as adjusted..................................    $   70,111   $  147,048   $   146,622   $ 131,616    $  138,217
                                                                  ==========   ==========   ===========   =========    ==========

Deficiency in earnings available to cover fixed charges.......    $  (37,963)  $  (29,792)  $   (28,062)  $ (47,271)   $  (36,859)
                                                                  ==========   ==========   ===========   =========    ==========
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